UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413

March 31, 2008

Dear Shareholder:

You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on Thursday, May 15, 2008, at the Mystic Marriott Hotel, 625 North Road (Route 117), Groton, Connecticut, beginning at 2:00 PM.

At the meeting, you will be asked to elect three directors and ratify the appointment of our independent auditors for the fiscal year ending December 31, 2008. In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone, or internet. It is also very helpful to us if you would call and let us know if you plan to attend the Annual Meeting. If you plan to attend, please call 1-800-428-3985, Extension 3015, and leave your name, address, and telephone number. Directions to the Annual Meeting are printed on the back of the accompanying proxy statement and on the Notice of Internet Availability. Your Board of Directors and executive officers look forward to personally meeting you.

Also, I am pleased to report that this year we will be utilizing new U.S. Securities and Exchange Commission rules that permit us to furnish our proxy materials to shareholders over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials will be mailed to some of our shareholders on or about April 4, 2008. These shareholders will have the ability to access the proxy materials on a website referred to in the notice or request a printed set of the proxy materials be sent to them free of charge, by following the instructions in the notice. For other shareholders, we have elected to mail a full set of printed copies of our proxy materials, as in prior years.

We believe that using Internet delivery for some shareholders will expedite the delivery of proxy materials, reduce printing and postage costs, and conserve natural resources. If Internet delivery is well received by shareholders this year, we will consider expanding its use next year.

Your interest and participation in the affairs of the Company are appreciated.

Sincerely,

Eric W. Thornburg
Chairman

CONNECTICUT WATER SERVICE, INC.

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

May 15, 2008

The Annual Meeting of Shareholders of Connecticut Water Service, Inc. will be held on Thursday, May 15, 2008, at 2:00 PM, at the Mystic Marriott Hotel, 625 North Road (Route 117), Groton, Connecticut, for the following purposes:

1.	to elect three (3) directors;

2.	to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accountants, as independent auditors for the Company for the fiscal year ending December 31, 2008; and

3.	to transact such other business as may properly come before the meeting.

Only holders of the Company’s common stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 19, 2008 are entitled to vote at this meeting.

Shareholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Daniel J. Meaney
Corporate Secretary

Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.

YOU CAN VOTE IN ONE OF THREE WAYS:

(1)	use the toll-free number on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card to vote by phone;

(2)	visit the Web site noted on your NOIA or proxy card to vote via the Internet; or

(3)	if you received a paper copy of the proxy card by mail or printed a copy from the Web site, sign, date and return your proxy card in the enclosed postage-paid envelope to vote by mail.

Shareholders are invited to visit the Corporate Governance section of our
Web site at http://www.ctwater.com/corporategovernance.htm

And the following Web site until May 15, 2008: www.proxyvote.com (Shareholders will need the 12 digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com)

CONNECTICUT WATER SERVICE, INC.

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS

General Information and Voting of Shares

This Proxy Statement is furnished by and on behalf of the Board of Directors of Connecticut Water Service, Inc. (the Company) for use at the Annual Meeting of Shareholders to be held at the Mystic Marriott Hotel, 625 North Road (Route 117), Groton, Connecticut, at 2:00 PM, on May 15, 2008. In that regard, a Notice of Internet Availability or this Proxy Statement, the Company’s 2007 Annual Report and Form 10-K are being mailed to the shareholders on or about April 4, 2008. In addition to this solicitation by mail and the Internet, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $4,500, plus expenses, which will be paid by the Company.

Under new rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have chosen to furnish our proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to some of our shareholders over the Internet and to provide a Notice of Internet Availability of Proxy Materials (“NOIA”) by mail, rather than mailing a full set of the printed proxy materials. For other shareholders, we have elected to mail a full set of printed copies of our proxy materials, as in prior years.

If you receive a NOIA, you will not receive a printed copy of our proxy materials unless you request them by following the instructions provided in the NOIA. Instead, the NOIA explains how you may access and review all of the important information contained in the proxy materials. The NOIA also explains how you may submit your proxy via telephone or the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA.

We are mailing either our NOIA or a full set of our printed proxy materials to shareholders of record on or about April 4, 2008. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to in the NOIA. These proxy materials will be available free of charge.

Frequently Asked Questions

What is the purpose of the Annual Meeting of Shareholders?

Shareholders are asked to consider and vote upon:

1. election of three (3) Directors;

2. ratification of the appointment of our independent auditors; and

3. transaction of other business to properly come before shareholders.

In addition, following the meeting, management will report on the performance of the Company and respond to questions from shareholders.

How is a quorum determined for the Annual Meeting?

The presence in person or by proxy of a majority of all common shares and Cumulative Preferred Stock — Series A shares issued and outstanding and entitled to vote at the Annual Meeting is required for a quorum. All properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes are counted as present and entitled to vote. A “broker non-vote” occurs when a broker has not received voting instructions from its client and is barred from exercising its discretionary authority to vote the shares under stock exchange rules because the proposal is non-routine. However, abstentions, broker non-votes, and votes withheld are not considered votes cast and will not be counted for or against a matter or nominee.

Who is entitled to Vote?

Holders of the Company’s common stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 19, 2008 are entitled to notice of and to vote at the meeting. On March 1, 2008, the Company had outstanding 8,351,867 shares of common stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of common stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.

What is the difference between holding shares as a shareholder of record and in ’street name’?

About three-fourths of Connecticut Water’s shareholders hold their shares in street name. “Street name” refers to the predominant form of public company share ownership in the United States, whereby investors indirectly own, through banks, brokers and other intermediaries, the companies’ publicly traded shares. Under Connecticut law, only the legal owners of stock on the record date are entitled to vote shares or grant proxies in connection with a shareholder meeting. Some of the key differences between these forms of ownership are described below.

Shareholder of record — If your shares are registered directly in your name with our transfer agent, the Registrar and Transfer Company, you are considered the shareholder of record, and these proxy materials, or a NOIA, are being sent directly to you by Connecticut Water. You have the right to grant your voting proxy to the Company or to vote in person at the Annual Meeting of Shareholders. You may vote by any of the methods described below.

Owning shares in ’street name’ — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, or a NOIA, are being forwarded to you by your broker or nominee who is considered to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and are invited to attend the Annual Meeting of Shareholders. Your broker or nominee has enclosed a voting instruction card, or a NOIA, for you to use in directing your broker or nominee on how to vote your shares.

How do I Vote?

Shareholders of record and most shareholders holding shares in street name can vote in any of the following ways:

(1) You can vote through the Internet: Available to shareholders of record and through most brokers or nominees by going to the Web site listed on your NOIA, proxy card or voting instruction card. You will need to follow the instructions on your NOIA, proxy card or voting instruction card and the Web site.

(2) You can vote by telephone: Available to shareholders of record and through most brokers or nominees by calling the toll-free number on your NOIA, proxy card, or voting instruction card. You will need to follow the instructions on your NOIA, proxy card, or proxy instruction card and follow the voice prompts.

(3) You can vote by mail: Available to shareholders of record and through brokers or nominees who received printed copies of proxy materials by signing, dating and returning your printed proxy card or voting instruction card in the enclosed postage-paid envelope provided. Shareholders receiving a NOIA can receive a printed proxy card by requesting a full printed set of proxy materials following instructions on the notice.

(4) You can vote in person at the Annual Meeting: Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting. Shareholders owning shares in street name must obtain a proxy from the holder of record in order to vote in person at the meeting.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.

Can I change my vote?

Yes. You may change your proxy instructions at any time prior to the vote at the Annual Meeting of Shareholders. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or the Internet, or by attending the Annual Meeting of Shareholders and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for shares in street name by submitting new voting instructions to your broker or nominee.

How is my vote counted?

If you are a registered shareholder and you vote on a director nominee or the ratification of our independent auditors by selecting one of the options available on the proxy card or via Internet and telephone voting methods, the proxy will be voted as you have specified. However, if you do not specify your intentions on a director nominee or the ratification of our independent auditors then your vote will be counted FOR that director nominee or FOR the ratification of our independent auditors.

If your shares are held in street name and you have not directed your broker or nominee to vote your shares as specified by the voting instructions, then the broker or nominee can determine how to vote your shares for the election of directors and the ratification of our independent auditors.

Regardless of how you choose to vote, your interest in the affairs of Connecticut Water Service, Inc. is important and we encourage you to vote promptly.

How many votes are needed to elect Directors?

Under Connecticut law, the election of directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting of Shareholders.

How many votes are needed to ratify PricewaterhouseCoopers LLP as independent registered public accountants for 2008?

Ratification of the appointment of the Company’s independent registered public accountants requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting of Shareholders.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will tally the votes and certify the results.

When and how will the voting results be published?

We will announce the preliminary voting results at the Annual Meeting of Shareholders and in a press release, and publish the final voting results in a Form 10-Q to be filed with the Securities and Exchange Commission on or about August 11, 2008.

PROPOSAL (1) — ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or no more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The Directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until their successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.

During 2007, the Board of Directors consisted of either ten or thirteen persons. Until May 8, 2007, the date of the 2007 Annual Meeting of Shareholders, the Board of Directors consisted of thirteen persons, including Marshall T. Chiaraluce, Marcia L. Hincks, and Robert F. Neal, all of whom who retired from Board service when their terms ended at the 2007 Annual Meeting. After May 8, 2007, the Board consisted of ten persons.

The Corporate Governance Committee recommended, and the Board of Directors selected, the three nominees listed below for election; Ms. Mary Ann Hanley, Mr. Mark G. Kachur, and Mr. David A. Lentini. All are Class II Directors whose terms expire at the 2008 Annual Meeting of Shareholders. Mr. Ronald D. Lengyel, a Class II Director, was eligible for renomination, but Mr. Lengyel has notified the Committee that he will retire from Board service when his current term expires. Of the remaining Directors, the Class III terms of Directors Thibdaue, Wallace, and Wilbur will expire in 2009. The Class I terms of Directors Hunt, Reeds, and Thornburg will expire in 2010. The Board of Directors has determined to fix the number of directorships for the ensuing year at nine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Director nominees Hanley, Kachur, and Lentini.  If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s).

Class II — Nominees for Election at this Meeting for Terms Expiring in 2011
(age at 2008 Annual Meeting)

Mary Ann Hanley, age 51, has been a director since 1999. She is Assistant to the President of St. Francis Hospital & Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut.

Mark G. Kachur, age 65, has been a director since 2002. He served as Chairman, President and Chief Executive Officer of CUNO, Inc. (filter manufacturer) from November 1999 until his retirement in February 2006.

David A. Lentini, age 62, has been a director since 2001. He currently is Chairman, President and Chief Executive Officer of The Connecticut Bank and Trust Company. He is a member of the Board of Directors of the Federal Reserve Bank of Boston and he also serves on the Board of Cooper-Atkins Corporation. He retired in December 2001 as Senior Vice President of Webster Bank where he had served since December 1999. From May 1993 to November 1999, he was President, Chief Executive Officer and Chairman of New England Community Bancorp, Inc., a multi-bank holding company.

Class III — Directors Continuing in Office Whose Terms Expire in 2009
(age at 2008 Annual Meeting)

Lisa J. Thibdaue, age 55, has been a director since 2000. She was named the Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities in January 1998 and has served as Vice President, Regulatory and Governmental Affairs at Northeast Utilities since 2005. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan. She is also on the Advisory Board of Michigan State University Institute of Public Utilities.

Carol P. Wallace, age 53, has been a director since 2003. She is Chairman of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, and has served in that capacity since 2004 in addition to serving as its President and Chief Executive Officer since 1994. She is also a Director of Zygo Corporation, and she serves as a Trustee of the Connecticut Community College Board.

Donald B. Wilbur, age 65, has been a director since 1993. He retired as the Plant Manager of Unilever HPC, USA, a personal products manufacturer, on December 31, 2002.

Class I — Directors Continuing in Office Whose Terms Expire in 2010
(age at 2008 Annual Meeting)

Heather Hunt, age 42, has been a director since 2006. She is an attorney with a utility and energy regulatory law practice in Stratford, Connecticut. She is also a managing member of w. h. Robert & h. f. Hunt, LLC, a state and federal government consulting firm. Prior to establishing her practices, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation from January 2001 to September 2003. From June 1998 through December 2000, she was with the Southern Connecticut Gas Company in regulatory and public policy capacities, ultimately as Vice President. In addition, she served as a Commissioner of the Maine Public Utility Commission from October 1995 through May 1998 and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 through July 1995.

Arthur C. Reeds, age 64, has been a director since 1999. He is also a Trustee of USAllianz Variable Insurance Products Trust, a mutual fund group affiliated with Allianz Life Insurance Company of North America. He was Senior Investment Officer of the Hartford Foundation for Public Giving from September 2000 until January 2003. From August 1999 to March 2000, he served as the CEO and as a Director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation until his retirement from Cigna in November 1997.

Eric W. Thornburg, age 48, has been a director since 2006. He was elected Chairman of the Board of Directors on May 8, 2007 and has been the President and Chief Executive Officer of the Company since 2006. Prior to joining the Company, Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation, from 2000 to 2004. From July 2004 to January 2006 he also served as Central Region Vice President-External Affairs for American Water.

CORPORATE GOVERNANCE

With the exception of Ms. Hunt and Mr. Thornburg, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.

In 2007, the Company’s Board of Directors met five times and conducted five regular executive sessions of the outside directors without management present. In addition, the Company’s Board of Directors maintains a number of standing committees described below under heading “Board Committees and Responsibilities”. In 2007, each director attended at least 86% of the aggregate number of meetings of the Board and Committees on which he or she served. All directors attended the 2007 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2008 Annual Meeting of Shareholders.

On May 8, 2007, The Board of Directors elected Eric W. Thornburg to succeed Marshall T. Chiaraluce as the Chairman of the Board of Directors. In addition, the Board elected Donald B. Wilbur to succeed Robert F. Neal as the Lead Director. As Lead Director, Mr. Wilbur has the following responsibilities:

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	reviewing information sent to the Board;

•	reviewing meeting agendas for the Board;

•	reviewing Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors, if appropriate;

•	if requested by major shareholders, making himself available for consultation and direct communications with such shareholders; and

•	any other matters that may arise consistent with these duties and effective corporate governance.

Board Independence

The Company’s common stock is listed on the NASDAQ Global Select Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company. The Board has determined that directors Hanley, Hunt, Kachur, Lengyel, Lentini, Reeds, Thibdaue, Wallace, and Wilbur are independent directors under NASDAQ listing standards. Neither Mr. Thornburg, who is an employee of the Company, nor Mr. Chiaraluce, who was an employee until May 8, 2007, is considered an independent director.

The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

Board Committees and Responsibilities

The Board of Directors has established standing Audit, Compensation, Corporate Governance, Executive, and Pension Trust and Finance committees. The Audit, Compensation, and Corporate Governance Committees have adopted written charters. Copies of these charters are available at the Company’s website at www.ctwater.com/corporategovernance.htm, or by contacting the Company at the address appearing on page 34. The Board maintained a Strategic Planning Committee prior to the Organizational Board Meeting on May 8, 2007. At that meeting, the Board abolished the Strategic Planning Committee and transferred the responsibilities of that committee to the full Board of Directors.

Board Committee Membership and Function

Pension
					Corporate			Trust &
Name	Audit		Compensation		Governance		Executive	Finance

Ms. Hanley[1]					X	*	X
Ms. Hincks[2]	X	*	X				X
Ms. Hunt					X		X
Mr. Kachur			X		X			X
Mr. Lengyel	X
Mr. Lentini			X					X
Mr. Neal[3]			X	*			X	X
Mr. Reeds[4]	X				X		X	X	*
Ms. Thibdaue	X
Ms. Wallace[5]	X	*	X				X	X
Mr. Wilbur[6]			X	*	X	*	X

*	Chairman

(1)	Ms. Hanley was appointed Chair of the Corporate Governance Committee and a member of the Executive Committee on May 8, 2007.

(2)	Ms. Hincks was Chair of the Audit Committee and a member of the Compensation and Executive Committees until her retirement at the Annual Meeting of Shareholders on May 8, 2007.

(3)	Mr. Neal was Lead Director, Chair of the Compensation Committee and a member of the Executive and Pension Trust and Finance Committees until his retirement at the Annual Meeting of Shareholders on May 8, 2007.

(4)	Mr. Reeds served on the Corporate Governance Committee until the Annual Meeting of Shareholders on May 8, 2007.

(5)	Ms. Wallace was appointed Chair of the Audit Committee, became a member of the Compensation and Executive Committees on May 8, 2007. She served on the Pension Trust and Finance Committee until May 8, 2007.

(6)	Mr. Wilbur was appointed Chair of the Compensation Committee and Lead Director on May 8, 2007. He served as Chair of Corporate Governance Committee until May 8, 2007.

The Audit Committee

In 2007, the Audit Committee met five times, including three telephonic meetings. The Audit Committee appoints, compensates, and oversees the work of the independent auditors of the Company and The Connecticut Water Company, and monitors the Company’s financial reporting process and internal control systems. The Board has determined that each member of the Audit Committee qualifies as an “independent director” for purposes of NASDAQ listing standards and also has determined that Carol P. Wallace is a “financial expert” as defined under rules of the Securities and Exchange Commission.

At its January 24, 2008 meeting, the Board of Directors approved changes to the Audit Committee Charter that were recommended by the Committee. The Audit Committee Charter is available on our Web site at www.ctwater.com/corporategovernance.htm.

The Compensation Committee

In 2007, the Compensation Committee met five times, including three telephonic meetings. The Compensation Committee determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Programs. The Compensation Committee Charter is available on our website at www.ctwater.com/corporategovernance.htm.

The Compensation Committee has the authority to retain any legal counsel, compensation consultant or other consultant to be used to assist in the evaluation of director or executive compensation. The Compensation Committee has engaged a recognized independent compensation consultant every three years to analyze executive compensation competitiveness and provide recommendations regarding the Company’s Total Pay Program, described within the Compensation Discussion and Analysis on page 18.

In addition, the Compensation Committee receives an annual report from the President/Chief Executive Officer on each individual executive’s historical compensation information; each executive’s performance review; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation.

The Corporate Governance Committee

In 2007, the Corporate Governance Committee met twice, including one telephone meeting. The Corporate Governance Committee reviews the qualifications and independence standards of director nominees and makes recommendations to the Board, and reviews the overall effectiveness of the Board. The Corporate Governance Committee Charter is available on our website at www.ctwater.com/corporategovernance.htm.

The Executive Committee

The Executive Committee did not meet in 2007. The Executive Committee acts on behalf of the Board whenever the Board is not in session and recommends Chief Executive Officer succession.

The Pension Trust and Finance Committee

In 2007, the Pension Trust and Finance Committee met four times. The Pension Trust and Finance Committee reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board of Directors on financial policy issues and the issuance of securities.

The Board Nomination Process

The Corporate Governance Committee annually identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. All candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Committee recommends to the Board nominees that are independent of management and satisfy SEC and NASDAQ requirements and possess qualities such as personal and professional integrity, sound business judgment, and utility, financial, or political expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. In addition, the Committee considers whether potential director nominees live in The Connecticut Water Company’s service regions in sufficient numbers to satisfy the representation requirements of Connecticut Statute 16-62a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Committee may, under its charter, retain at the Company’s expense one or more search firms to identify potential board candidates. The Committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The 2007 Nomination Process

The Corporate Governance Committee met on August 16th and November 5th in 2007 to consider the renomination of Directors Hanley, Kachur, Lengyel and Lentini whose terms expire at the 2008 Annual Meeting of Shareholders. The Corporate Governance Committee reviewed the attendance, performance, and independence of these Directors, but determined to withhold the Committee’s recommendation of these Director nominees to the

Board until January 24, 2008 in order to allow interested shareholders to make either (i) recommendations to the Corporate Governance Committee for Director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal Director nominations, which, pursuant to the Company’s Bylaws procedures (described below) were due by January 18, 2008. The Corporate Governance Committee did not receive any formal director nominations from shareholders. After consideration of all candidates, the Corporate Governance Committee recommended to the Board, and the Board approved, that the number of Board members should be set at nine and that Ms. Hanley and Messrs. Kachur and Lentini should be submitted to shareholders as the Company’s director nominees. Director Lengyel notified the Corporate Governance Committee that he would be retiring from Board service at the Annual Meeting of Shareholders in 2008, and did not submit his name for renomination.

Shareholder Recommendations

The Company’s Bylaws allows nomination of directors by any shareholder who is entitled to vote for the election of directors at either the Annual Meeting of Shareholders or a special meeting where directors are to be elected. Shareholder nominations must be received no later than January 16, 2009, which is 120 days prior to the first anniversary date of the prior year’s Annual Meeting of Shareholders or within 10 days of the mailing date of a Notice of Special Meeting, and must include the following:

•	name and address of person being nominated;

•	name and address of the shareholder making the nomination as they appear on the Company’s records, and the number and class of shares beneficially owned;

•	a representation that the nominating shareholder is entitled to vote at either the Annual Meeting of Shareholders or Special Meeting, and that the shareholder will attend the meeting in person or by proxy to place the nomination before shareholders;

•	a description of all understandings and agreements between the shareholder, the nominee and any other person or persons (naming such person or persons) in exchange or consideration of the nomination;

•	information regarding the nominee that would be required to be included in a proxy statement to be compliant with the rules of the Securities and Exchange Commission; and

•	consent of the nominee that they would serve if elected.

The presiding officer at the meeting will determine if a shareholder nomination was made in accordance with the provisions of the Company’s Bylaws. If the officer determines that a nomination was not compliant with the Bylaws, he shall state so at the meeting and the nomination will be disregarded.

Mandatory Retirement

Under the Company’s Bylaws, no director shall be eligible for re-election as a director of the Company after such director has attained the age of 70.

Minimum Stock Ownership

On May 8, 2007, the Board of Directors increased minimum stock ownership for each Board member to at least 1,000 shares of Connecticut Water Service, Inc. common stock. Incumbent Directors have until May 1, 2010 to meet the minimum stock ownership requirement. Newly-elected Directors will have three years from the date of their election to the Board to satisfy the minimum stock ownership requirement. All independent directors, except Ms. Hincks and Mr. Neal who retired from the Board at the Annual Meeting of Shareholders on May 8, 2007, received an equity award of $5,000 in restricted common stock on May 8, 2007. The shares become unrestricted on the anniversary of the Grant Date (May 8, 2008), and count toward the minimum stock ownership requirements.

Communications with Directors

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on page 34, who will pass to the Director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Certain Relationships and Related Person Transactions

During 2007, the Company paid $1,841,153 to Northeast Utilities for which Ms. Thibdaue serves as a Vice President, for electric utility services. The Company paid Northeast Utilities prevailing rates for electric utility services. Northeast Utilities made payments of $6,293 to the Company during 2007 for water services.

On May 8, 2007, Marshall T. Chiaraluce retired as Chairman of the Board and Executive Officer of the Company. Effective with Mr. Chiaraluce’s retirement, the Company entered into a one-year consulting agreement with Mr. Chiaraluce, renewable for an additional year upon agreement of the parties. Under the agreement, the Company pays Mr. Chiaraluce an annual retainer of $115,000, payable on a quarterly basis. As a consultant, Mr. Chiaraluce is assisting the Company with respect to its business development activities involving the investor-owned and municipal water utility marketplace in the New England states.

Practices and Policies for Review and Approval of Related Person Transactions

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest. Therefore, as a general matter and in accordance with the Company’s Code of Conduct and the Board of Directors’ Code of Ethics, it is the Company’s preference to avoid such transactions.

In order to screen any potential conflicts of interest, the Board has designated the Corporate Secretary to review the proxy questionnaires completed by executive officers and directors and report to the Corporate Governance Committee, Audit Committee, and Board, if there are any such potential conflicts. The Audit Committee reviews any matter related to audit misconduct and the Corporate Governance Committee reviews any matter related to a conflict of interest of current board members or those considered for Board membership. Both committees report to the Board on matters that may rise to the level of an actual or potential conflict.

Code of Conduct

Annually, employees are sent the Company’s Code of Conduct. Thereafter, each employee acknowledges their understanding and compliance with the code, including the establishment of a Company hotline for reporting Code of Conduct violations. To date, the Company hotline has received no reports of conduct violations. In addition to the Code of Conduct, the Board has adopted an additional Code of Conduct as a result of the Sarbanes-Oxley Act of 2002.

The Board promotes honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; and compliance with applicable governmental laws and regulations and the Company’s own governing documents.

The Company’s Board of Directors adopted a revised Code of Conduct for Company employees at its January 24, 2008 meeting. The public can access the Company’s Code of Conduct on the Company’s website (www.ctwater.com) or by contacting the Company at the address appearing on page 34.

Director Compensation

Since the Boards of Directors of the Company and the Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Every three years, the Compensation Committee conducts a review of the Board’s compensation. That review was last conducted in May 2007. Effective August 1, 2007, each Board and Committee meeting fee is $800 for regular meetings; $900 for special meetings; whether the directors participate in person or by phone. There were no special meetings of the Board or any committee held in 2007. Committee members who participate in scheduled committee telephone conference calls are paid $400 per call. Each board member is paid an annual retainer of $8,000 in quarterly installments. Each Committee Chairman is paid an additional retainer of $2,000 in quarterly installments. On May 8, 2007, independent members of the Board of Directors were awarded $5,000 in restricted common stock that will become unrestricted on May 8, 2008. It is anticipated that similar restricted awards will be made in future years.

The Table below summarizes the compensation paid by us to our directors during the fiscal year ended December 31, 2007.

				Change in
				Pension
				Value and
				Nonqualified
	Fees Earned	Stock		Deferred
	or Paid in	Awards	Option	Compensation		All Other
Directors	Cash in 2007	$(1)	Awards	Earnings		Compensation		Total

M. T. Chiaraluce(2)	$4,205.00	0	0	0		0		$4,205.00
M. Hanley***	$14,484.00	$5,000.00	0	0		0		$19,484.00
M. L. Hincks**	$7,214.00	0	0	0		0		$7,214.00
H. Hunt	$12,500.00	$5,000.00	0	0		0		$17,500.00
M. G. Kachur	$18,900.00	$5,000.00	0	0		0		$23,900.00
R. D. Lengyel	0	$5,000.00	0	$4,955.99	(3)	$8,259.99	(4)	$27,565.98
D. A. Lentini	$17,300.00	$5,000.00	0	0		0		$22,300.00
R. F. Neal**	$5,464.00	0	0	0		0		$5,464.00
A. C. Reeds*	$19,062.00	$5,000.00	0	0		0		$24,062.00
L. J. Thibdaue	$14,350.00	$5,000.00	0	0		0		$19,350.00
E. W. Thornburg(1)	$11,700.00	0	0	0		0		$11,700.00
C. P. Wallace***	$18,859.00	$5,000.00	0	0		0		$23,859.00
D. B. Wilbur*	$17,612.00	$5,000.00	0	0		0		$22,612.00

*	Committee Chairman for all of 2007

**	Committee Chairman until May 8, 2007 Annual Meeting of Shareholders

***	Committee Chairman beginning with May 8, 2007 Organizational Meeting

(1)	All independent directors, except Ms. Hincks and Mr. Neal who retired from the Board at the Annual Meeting of Shareholders on May 8, 2007, received an equity award of $5,000 in restricted common stock on May 8, 2007. The closing price of Company common stock was $24.34 on the Grant Date. The shares become unrestricted on the first anniversary of the Grant Date (May 8, 2008).

(2)	Mr. Chiaraluce, Chairman and Executive Officer, and Eric W. Thornburg, President and Chief Executive Officer, receive the same retainer and meeting fees as other directors. Neither receives a fee for committee meetings. Messrs. Chiaraluce and Thornburg’s retainer and meeting fees are also included in the All Other Compensation Column of the Summary Compensation Table on page 23. Directors who are not officers are not entitled to retirement benefits from the Company. Mr. Chiaraluce retired from the Board on May 8, 2008.

(3)	The portion of Mr. Lengyel’s interest from the Deferred Compensation Plan that exceeds 120% of the applicable long-term federal rate.

(4)	The portion of Mr. Lengyel’s interest from Deferred Compensation Plan that is 120% or less of the applicable long-term federal rate.

Under the Company’s Directors Deferred Compensation Plan, Directors may elect to defer receipt of all or a specified portion of the compensation payable to them for services as Directors until after retiring as Directors. Any amounts so deferred are credited to accounts maintained for each participating Director, and earn interest at an annual rate of 8.07% that is currently credited on a monthly basis to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating Director, in a lump sum or in annual installments over a period of years specified by the Director, such distribution to commence in the year following the year in which the individual ceases to be a Director. For 2007, Mr. Lengyel elected to participate in the Plan. In addition, one of the Company’s retired directors is currently receiving payments under the Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee during 2007 (Directors Hincks, Kachur, Lentini, Neal, Wallace, or Wilbur) was an officer or employee of the Company or any of its subsidiaries during the year. During 2007, no executive officer of the Company served as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions) or another entity, one of whose executive officers served as a director of the Company, or who served on the Board’s Compensation Committee.

Director David A. Lentini and former director Marshall T. Chiaraluce serve on the Cooper-Atkins Board of Directors. Director Carol P. Wallace is Chairman of the Cooper-Atkins Corporation Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, to the Company’s knowledge, the beneficial ownership of the Company’s common stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of the Company as a group, and for each person who beneficially owns in excess of five percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2008 and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

	Total Amount of
Name of Beneficial Owners	Common Stock	Percent of Common
(* denotes non-employee Director)	Beneficially Owned	Stock Outstanding

David C. Benoit(1)	49,689		**
Mary Ann Hanley*(2)	1,560		**
Heather Hunt*(2)	460		**
Mark G. Kachur*(2)	408		**
Ronald D. Lengyel*(2)	1,335		**
David A. Lentini*(2)	2,208		**
Thomas R. Marston(3)	23,694		**
Terrance P. O’Neill(4)	28,780		**
Arthur C. Reeds*(2)	1,710		**
Lisa J. Thibdaue*(2)	910		**
Eric W. Thornburg(5)	29,139		**
Carol P. Wallace*(2)	412		**
Maureen P. Westbrook(6)	45,789		**
Donald B. Wilbur*(2,7)	3,756		**
Total Directors, Nominees, and Named Executive Officers As a Group	189,850	2.3%

The above ownership individually and as a group is less than 5% of the outstanding shares of Connecticut Water Service, Inc.

**	indicates ownership of less than 1% of the class of securities.

(1)	Includes 2,703 shares of restricted stock, 7,025 unrestricted performance share units, 2,543 restricted performance share units, and 34,090 exercisable stock options under the Company’s Performance Stock Program (PSP), and 3,328 directly-owned shares.

(2)	Includes 205 shares of restricted stock under the Company’s PSP.

(3)	Includes 2,384 shares of restricted stock, 6,782 restricted performance share units, 1,025 unrestricted performance share units, 9,640 exercisable stock options under the Company’s PSP, 2,343 directly-owned shares, 1,300 shares in the Company’s 401(k), and 220 shares in an IRA.

(4)	Includes 2,384 shares of restricted stock, 2,570 unrestricted performance share units, 4,400 restricted performance share units, 17,217 exercisable stock options under the Company’s PSP, and 2,209 directly-owned shares.

(5)	Includes 12,379 shares of restricted stock, 119 unrestricted performance share units, 10,269 restricted performance share units under the Company’s PSP, and 6,372 directly-owned shares.

(6)	Includes 3,828 shares of restricted stock, 4,597 unrestricted performance share units, 2,941 restricted performance share units, and 30,358 exercisable stock options under the Company’s PSP, 2,915 directly-owned shares, and 1,150 shares in the Company’s 401(k).

(7)	Mr. Wilbur’s spouse owns 3,548 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file reports of their transactions in the Company’s equity securities with the Securities and Exchange Commission on specified due dates. In 2007, reports of transactions by all directors, officers and such beneficial holders were timely filed. In making this statement, the Company has relied on the written representations of its directors, officers, and five percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

Other Security Holders

The following table sets forth information as of March 1, 2008 (except as otherwise indicated) as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding common stock or Preferred A Stock of the Company.

Title &		Shares Beneficially		Percent of
Class	Name and Address of Beneficial Holder	Owned		Class

Common	Dimensional Fund Advisors LP	610,944	(1)	7.31%
	1299 Ocean Avenue Santa Monica, CA 90401
Preferred A	Judith A. Peterson and Kenneth Peterson	2,025	(2)	13.5%
	928 Brintonnial Way Winston Salem, North Carolina 27104

(1)	This information is as of December 31, 2007 and is taken from a Schedule 13G/A filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 6, 2008. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors, Inc.), is a registered investment adviser and furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional Fund Advisors possesses investment and/or voting power over the securities of the Company. All securities reported above are owned by the Funds.

(2)	This information is based on the Company’s transfer agent, Registrar and Transfer Company, records of registered shareholders.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2007 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed with senior management and PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the audited financial statements, management’s report on the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

•	The Audit Committee received the written disclosures and the letter from Pricewaterhouse-Coopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence from the Company, including whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is consistent with maintaining the auditors’ independence.

Based upon functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE
Carol P. Wallace (Chairman)
Ronald D. Lengyel
Lisa J. Thibdaue
Arthur C. Reeds

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

PROPOSAL (2) — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm and to audit our financial statements for the year ending December 31, 2008. Although we are not required to seek shareholder approval of this appointment, it has been our practice for many years to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our shareholders fail to ratify the appointment.

Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accountants Fees and Services

During fiscal year 2007, the Company retained its independent registered public accountants, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts.

  Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for those fiscal years were $410,000 and $385,000, respectively.

  Audit Related Fees

PricewaterhouseCoopers LLP performed audit related professional services as follows:

	2006(1)	2007

Audit of ERISA Plans	$42,000	$28,500
Accounting Consultation	0	29,000
Preparation of Form 5500’s	7,500	7,500
Bond Financing	0	5,000
Total	$49,500	$70,000

  All Other Fees

In addition to the services and fees stated above, PricewaterhouseCoopers LLP billed the Company for the following:

	2006(1)	2007

Tax Services Fee(2)	$10,000	$73,800
Out-of-Pocket Expenses	$16,500	$12,000

(1)	2006 numbers stated in the Company’s 2007 proxy statement were estimates. The numbers now stated are actual expenses.

(2)	PricewaterhouseCoopers LLP was engaged by the Company in 2007 to participate in the preparation of the Company’s 2006 state and federal income tax returns.

In accordance with its charter, the Audit Committee pre-approved all audit and non-audit fees for 2006 and 2007 listed above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (2).

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options and vesting of other awards under all of the Company’s existing equity compensation plans as of December 31, 2007. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

Number of
securities
	Number of			remaining available
	securities to be			for issuance under
	issued upon		Weighted average	equity compensation
	exercise of		exercise price of	plans (excluding
	outstanding		outstanding	securities
	options, warrants,		options, warrants,	reflected in
Plan category	and rights		and rights	column(a))

Equity compensation plans approved by security holders(1)	106,661		$24.74	848,744
Equity compensation plans not approved by security holders(2)	0		NA	531,480
Total	106,661	(2)	$24.74	1,380,224	(3)

(1)	Includes the Company’s 1994 Performance Stock Program, as amended and restated and approved by shareholders on April 26, 2002 and the 2004 Performance Stock Program, approved by shareholders on April 23, 2004.

(2)	Includes the Dividend Reinvestment and Common Stock Purchase Plan (the DRIP or “Plan”), amended and restated as of November 15, 2001. Under the Plan, customers and employees of the Company and holders of common stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of common stock and may also make optional cash payments of up to $1,000 per month to purchase additional shares of common stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the Plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. 1,500,000 shares have been registered with the Securities and Exchange Commission for that purpose. Under the Plan, 1,023,024 shares have been issued by the Company as of December 31, 2007. From late 1996 to January 31, 2004, the Plan’s agent purchased shares on the open market. Since February 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve.

(3)	Revised to reflect all shares previously reserved by the Company’s Board of Directors and shares resulting from the Company’s 1998 and 2001 3-for-2 stock splits.

COMPENSATION DISCUSSION & ANALYSIS

In this section, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in 2007 to the following individuals, whom we refer to as our named executive officers:

•	Eric. W. Thornburg, Chairman of the Board of Directors, President and Chief Executive Officer (CEO);

•	Marshall T. Chiaraluce, former Chairman of the Board of Directors, retired Executive Officer and former President and Chief Executive Officer;

•	David C. Benoit — Vice President, Finance and Chief Financial Officer;

•	Thomas R. Marston — Vice President, Business Development;

•	Terrance P. O’Neill — Vice President, Operations and Engineering; and

•	Maureen P. Westbrook — Vice President, Administration and Government Affairs.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

I.	Objectives

The Compensation Committee has established a competitive and cost effective Total Pay Program (the “Program”) to:

•	attract and retain key executives critical to the long-term success of the Company;

•	integrate compensation programs with the Company’s strategic plans and its annual business planning, budgeting and annual performance review processes;

•	support a performance-oriented environment that rewards executives for the accomplishment of strategic goals and operating objectives which reflect customer service and satisfaction, operational excellence and financial success; and

•	strengthen the alignment between management and shareholders’ interests based upon increased shareholder value and total returns.

II.	Goals

The Program is designed to reward:

•	individual executives’ sustained levels of success vs. their job accountabilities, support for the Company’s mission and values, and growth in their managerial capabilities and is recognized through competitive annual salary merit increases; and

•	the achievement of annual goals related to financial results, customer value and service, water quality, return on shareholders’ investment vs. an industry peer index (companies in the index are listed on page 22 of this report), revenue growth from specific products and services, operational and staffing level efficiency and additional shared strategic initiatives through annual awards from the Company’s 2004 Performance Stock Plan (PSP).

III.  Elements of the Program

The Company’s Program consists of the following components:

•	base salaries with merit increase opportunities;

•	annual incentive compensation awards through the PSP (Annual Awards). The form of those awards include restricted stock with voluntary deferral opportunities into performance shares and/or cash units;

•	long-term performance-based awards (Long-Term Awards) from the PSP in the same form as the Annual Awards (stock option grants are permissible under the 2004 PSP as approved by shareholders, however, no options were granted in 2004, 2005, 2006, or 2007.) Long-Term Awards vest over four years; (beginning in 2008, Long-Term Awards will vest over three years as described in Section VI.)

•	retirement, savings, health and welfare benefits consistent with those available to other Company employees; and

•	supplemental retirement and change-in-control benefits.

IV.	The Reasons Why the Company Chooses Each Element of the Program

The Company has chosen its comprehensive Total Pay Program approach whereby the individual elements work together as follows:

•	A specific salary grade, range, and level based upon competitive market median pay levels for comparable jobs which provide regular fixed income security for the executives. Pay levels within the ranges and merit increases are based upon annual performance reviews and competitive budget amounts. Salary merit increases for the CEO and other officers are based upon the competitive merit increase budget and individual performance vs. job accountabilities, support for the Company’s mission and values as well as managerial capabilities.

•	Annual incentive opportunities for restricted stock awards to assure competitive total annual compensation opportunities, pay for performance, and the alignment of pay with key strategic, customer, employee, shareholder, and operating goals and objectives. Voluntary deferral opportunities into performance shares or cash units provide individual executives with additional income timing and tax flexibility.

•	Long-Term performance-based restricted stock awards from the PSP to further align pay and performance, assure competitive long-term and total direct compensation opportunities, and strengthen the alignment between management and shareholder interests. Voluntary deferral opportunities into performance shares provide individual executives with additional income timing and tax flexibility.

•	The allocation between annual incentive opportunities and long-term incentive compensation opportunities are equal for the eligible executive officers. This is intended to help balance the executive’s focus, priorities, and rewards between annual operating matters and longer-term shareholder value.

•	A comprehensive retirement, savings, health and welfare benefits program to provide longer-term and current income security.

V.	Interrelationship of Elements of the Program

Each year, the Compensation Committee determines the maximum Annual and Long-Term Awards (denominated in dollars) for each participant, which are each based on a percentage of the salary range midpoint for the participant. The Compensation Committee also establishes corporate and individual performance measures for the Chairman/CEO and the other named executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive awards a participant is entitled to receive. The Compensation Committee also determines the relative weights to be given to corporate and individual goals.

Each named executive officer, except Marshall T. Chiaraluce who retired on May 8, 2007 and is no longer a participant in the program, has a threshold, target, and maximum incentive amount expressed as a percentage of the salary range midpoint for the Annual and Long-Term awards. During the years 2004-2007, these amounts were 15%, 30%, and 45%, respectively, of the salary range midpoint for the Chairman/CEO, and 10%, 20% and 30%, respectively, for the other named executive officers. The same percentages are used for determining the Long-Term Award amounts. The plan is intended to pay fully competitive annual cash compensation and provide competitive longer-term stock compensation awards when performance against goals matches the target level. There are no awards paid if performance is below threshold in each criteria.

In the first quarter following the close of the fiscal year, the Compensation Committee reviews a management report on results versus goals and meets with the CEO to evaluate the performance of the other named executive officers. The Committee also meets in the absence of the CEO to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of the Annual Awards as well as the Long-Term Award amounts. The Compensation Committee has the authority in determining the amounts of Annual and Long-Term incentive awards, to modify the mathematical results (for example, in a year in which an event beyond management’s control, such as extremely wet conditions, were to decrease revenues and earnings significantly) when the Compensation Committee, exercising sound business judgment, deems it prudent to do so.

VI.	How Each Element and the Company’s Decisions Fit into the Company’s Overall Compensation Objectives

No single pay element can achieve all of the goals and objectives of a sound Total Pay Program. The individual pay elements are intended to work together in an integrated Total Pay Program which is competitive and cost effective; attracts and retains executive talent; balances customer, operating and financial objectives; and is directly aligned with performance and increasing total returns to shareholders through stock price appreciation and dividends.

The Company’s 2007 Strategic Plan provided the targets for awards through the 2004 PSP. Currently, the Annual and Long-Term incentives are based on the same performance measures; financial indicators which comprise 50% of the award allocations; performance indicators such as customer satisfaction, employee satisfaction and customer acquisition (growth) which comprise 20% of award allocations; and lastly, corporate initiatives which comprise 30% of the award allocations. The material difference between the Annual and Long-Term incentive awards is the vesting period. Awards through the annual plan become 100% vested after results are evaluated at the conclusion of the measurement period. The Long-Term Awards vest 25% per year ratably over four years beginning on the first anniversary of the earning of the award as long as the participant is employed by the Company.

The Compensation Committee met in late 2007 with the intent of adjusting the components of the Long-Term plan to enhance the alignment of the participant’s incentives with that of the Company’s shareholders. To accomplish this, the Compensation Committee approved changes to the Long-Term Awards to differentiate the goals between the short and long-term plans, and modify the vesting period for the Long-Term Awards. Beginning in 2008, the Long-Term Awards will be measured by attainment of earnings per share and customer growth targets, and vest 33.33% per year ratably over three years beginning on the first anniversary of the earning of the award as long as the participant remains employed by the Company.

The Compensation Committee met on March 26, 2008, and finalized amounts payable to the Named Executive Officers (NEOs) as the 2007 incentive awards. The Board’s previously established earnings per share target for 2007 of $1.06 per common share was achieved; thus the named executive officers will receive 100% of their award allocation based on the Company’s financial results. Achievement of the defined performance indicators, such as customer satisfaction, employee satisfaction and non-rate earnings growth were wholly achieved at target or maximum levels and added 21.8% to the award allocation. Corporate initiatives were achieved at threshold/target/maximum levels and added 27.5% to the incentive award allocation. Thus, each of the named executive officers received 99.3% of their target award allocation, or:

$107,473 Short-Term and $107,473 Long-Term for Mr. Thornburg,

$ 43,343 Short-Term and $ 43,343 Long-Term for Mr. Benoit,

$ 38,220 Short-Term and $ 38,220 Long-Term for Mr. Marston,

$ 38,220 Short-Term and $ 38,220 Long-Term for Mr. O’Neill, and

$ 38,220 Short-Term and $ 38,220 Long-Term for Ms. Westbrook.

Twenty-five percent of the Long-Term Award will be paid in April 2008 with the remaining 75% paid ratably on the anniversary date of the earning of the award in 2009, 2010, and 2011 as long as the participant is employed by the Company.

VII.	Compensation Committee’s Delegation of Authority and the Role of Our CEO in Determining or Recommending Executive and Director Compensation.

Based upon recommendations from the Chairman/CEO, the Compensation Committee approves executive eligibility for participation in the various compensation and special benefits programs, salary grade and range increases and performance goals and weightings as well as award amounts under the PSP. The Compensation Committee keeps the full Board informed on key decisions, trends, and developments.

The Compensation Committee receives an annual report from the Chairman/CEO in executive session on each individual executive’s historical compensation information; each executive’s performance reviews; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation. Every three years, the Compensation Committee engages a recognized independent compensation consultant to analyze executive compensation competitiveness and reasonableness of the Company’s executive officer pay levels and program. Comparisons have regularly been made to a sample of larger and smaller publicly-traded water company competitors for executive talent, including such companies as American States Water Corporation, Artesian Resources Corporation, Middlesex Water Company, Pennichuck Corporation, and San Jose Water Corporation. The consultant also provides recommendations regarding Total Pay Program strategy, mix and award practices based upon competitive market trends as well as tax and financial efficiencies. Ernst & Young LLP provided an analysis and recommendation to the Committee on July 31, 2002 and Pearl Meyer & Partners provided an analysis and recommendation to the Committee on August 30, 2005. The next analysis is scheduled to take place in 2008.

VIII.  The Determination and Approval Process for Stock Option Awards and Other Plan-Based Awards.

While the 2004 PSP authorizes stock options, restricted stock, performance shares, and cash unit awards, no stock options have been granted since 2003. The size of most annual awards is based upon performance vs. goals and objectives as previously indicated. In conjunction with the review and approval of the upcoming year’s financial and strategic plans each fall, the Compensation Committee determines the level of potential awards for the upcoming year. The specific targets are established and the corresponding maximum and minimum awards are set. At the conclusion of the year’s performance being measured, the Compensation Committee determines what portion of the awards was actually earned, based upon results. The awards are then made to the participants. Long-Term Awards have a vesting period that must be satisfied, pre-established goals that must be achieved and a continued employment term of three or four years, as dictated by the individual plan year.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management of Connecticut Water Service, Inc. and, based on our review and discussions and such other matters deemed relevant and appropriate by the Compensation Committee, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Donald B. Wilbur (Chairman)
Mark G. Kachur
David A. Lentini
Carol P. Wallace

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

2007 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name & Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(A)	($)(B)	($)(C)	($)(D)	($)(E)	($)

Marshall T. Chiaraluce,	2007	$179,162	0	$0	$6,077	$72,310	$15,384	$3,583	$270,439
Chairman/Executive Officer	2006	$354,700	0	$139,785	$17,277	$120,518	$85,167	$5,779	$723,226
Eric W. Thornburg,	2007	$319,269	0	$132,798	0	0	$35,800	$4,500	$492,367
Chairman/President/CEO	2006	$246,952	0	$117,578	0	0	$52,729	$198,656	$615,915
David C. Benoit,	2007	$211,468	0	$27,153	$7,684	$45,300	$41,893	$4,220	$337,719
VP Finance/CFO	2006	$195,600	0	$23,649	$8,359	$33,484	$62,455	$4,672	$328,219
Thomas R. Marston,	2007	$179,627	0	$40,802	$4,650	$27,232	$85,648	$3,592	$341,551
VP, Business Development	2006	$163,230	0	$26,771	$5,059	$23,620	$72,312	$3,897	$294,889
Terrance P. O’Neill,	2007	$182,001	0	$34,800	$6,775	$29,067	$23,676	$3,640	$279,959
VP, Operations	2006	$176,700	0	$27,523	$7,370	$22,858	$61,202	$4,221	$299,874
Maureen P. Westbrook	2007	$190,344	$7,500	$34,790	$6,775	$29,077	$13,727	$3,807	$286,020
VP, Administration & Government Affairs	2006	$184,800	0	$30,190	$7,370	$20,191	$46,076	$4,514	$293,141

(A)	All named executive officers were granted restricted stock in December 2005, or in the case of Mr. Thornburg March 2006. These restricted stock awards vest over a six-year period, assuming continued employment or a board-approved retirement. The Company recognized expense in 2007 in connection with these awards pursuant to FAS 123(R) as follows: Mr. Chiaraluce $0, Mr. Thornburg $11,268, Mr. Benoit $8,527, Mr. Marston $7,520, Mr. O’Neill $7,520, and Ms. Westbrook $7,520. In addition, all named executive officers, except Mr. Chiaraluce, received either restricted stock or performance shares which is performance based and determined in accordance with the Company’s actual performance in comparison to strategic goals approved by the Compensation Committee, before the year begins. This column includes the expenses recognized for both the short-term and long-term awards to our NEOs. In 2006 and 2007, the Long-Term Award was based upon the same performance measures as the Annual Award described in the Compensation Discussion and Analysis on page 18. A portion of these restricted stock and performance share awards for the year 2006 became unrestricted on March 26, 2008. Each of the awards, which vest 25% per year for four years, requires continued employment of the named executive officer for vesting to continue or a board-approved retirement.

(B)	For assumptions used in valuation of Option Awards, see Footnote 14 “Stock Based Compensation Plans” in the Company’s 2007 Form 10-K.

(C)	The compensation reported in this column is in the form of cash units issued under the PSP. Both the Annual Award and vested portion of the Long-Term Awards are included in this column for each named executive officer. The long-term component has a continued employment vesting schedule, in addition to the attainment of specific performance measures described in the Compensation Committee Discussion and Analysis on page 18.

(D)	Reflects the increases during 2007 and 2006 in the actuarial present values of each named executive officer’s accumulated benefits under the Company’s pension plan and Supplemental Executive Retirement Program (SERP). In addition, Messrs. Chiaraluce, Benoit, and Marston, and Ms. Westbrook participate in the Company’s Non-Qualified Deferred Compensation Plan and earned above-market interest of $7,806, $9,740, $811, and $2,736 respectively, in 2007. Messrs. Thornburg and O’Neill did not participate.

(E)	Amounts reflected in this column include 401(k) matching contributions for each named executive officer, in 2007. For Mr. Thornburg in 2006, in addition to the 401(k) match ($1,357) this column includes costs associated with his relocation during 2006, when he joined the Company. Those costs include $95,181 of closing expenses associated with sales and purchases of residences in his prior and current locations, moving costs of $32,660 and temporary living costs of $26,363. A gross-up payment of $43,095 on a portion of the taxable component of these costs was also provided to Mr. Thornburg.

Grants of Plan-Based Awards for 2007

								All Other
								Stock	All Other
								Awards:	Option
								Number	Awards:
		Estimated Future Payouts			Estimated Future Payouts			of	Number of	Exercise or	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Base Price	Fair Value
		Plan Awards			Plan Awards			of Stock	Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)(A)	(#)(A)	(#)(A)	(#)	(#)	($/Sh)	Awards(B)

M. T. Chiaraluce	2/1/07	$0	$0	$0	0	0	0	0	0	NA	0
E. W. Thornburg	2/1/07	$10,299	$20,598	$30,898	4,142	8,283	12,426	0	0	NA	$301,828
D. C. Benoit	2/1/07	$33,229	$66,458	$99,687	371	742	1,114	0	0	NA	$27,059
T. R. Marston	2/1/07	$14,651	$29,302	$43,953	982	1,964	2,946	0	0	NA	$71,558
T. P. O’Neill	2/1/07	$27,471	$45,785	$68,677	613	1,227	1,841	0	0	NA	$44,718
M. P. Westbrook	2/1/07	$25,639	$51,279	$76,918	491	982	1,472	0	0	NA	$35,755

(A)	The closing share price of Company stock was $24.29 on February 1, 2007, the Grant Date.

(B)	Amounts reflect the grant date fair value of restricted stock and performance shares issued to named executives on February 1, 2007. Reported amounts are determined according to generally accepted accounting principles.

The Compensation Committee allocates a threshold, target, and maximum award for each participant annually in December of the year proceeding the measurement period. Specific targets covering a range of shareholder, customer, and employee driven strategic goals are established before the year begins. At the conclusion of the fiscal year, the Compensation Committee reviews a management report, comparing the actual performance against the pre-established goals to determine the level of earned award. The award is paid in accordance with the allocation choices made by the participant between restricted stock, performance shares and cash units, made prior to the fiscal year being measured.

Outstanding Equity Awards at Fiscal Year-End 2007

						Stock Awards
									Equity
	Option Awards							Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive Plan				Market	Awards:	Market or
			Awards:			Number of	Value of	Number of	Payout Value
	Number of	Number of	Number of			Shares or	Shares or	Unearned	of Unearned
	Securities	Securities	Securities			Units of	Units of	Shares Units	Shares, Units
	Underlying	Underlying	Underlying			Stock	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That Have	That Have	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

M. T. Chiaraluce	0	0	0			0	$0	0	$0
E. W. Thornburg	0	0	0	NA	NA	4,507	$106,230	5,285	$124,567
D. C. Benoit	6,059	0	0	$14.83	Apr. 2009	2,703	$63,710	777	$18,314
	7,085			$22.33	Dec. 2009
	5,012			$20.42	Dec. 2010
	3,791			$27.95	Dec. 2011
	1,263			$27.95	Dec. 2011
	5,671			$25.78	Dec. 2012
	5,209			$29.05	Dec. 2013
T. R. Marston	3,058	0	0	$27.95	Dec. 2011	2,383	$56,167	2,275	$53,622
	3,431			$25.78	Dec. 2012
	3,151			$29.05	Dec. 2013
T. P. O’Neill	3,167	0	0	$20.42	Dec. 2010	2,383	$56,167	1,710	$40,305
	3,342			$27.95	Dec. 2011
	1,114			$27.95	Dec. 2011
	5,001			$25.78	Dec. 2012
	4,593			$29.05	Dec. 2013
M. P. Westbrook	10,413	0	0	$22.33	Dec. 2009	2,383	$56,167	1,342	$31,631
	1,674			$20.42	Dec. 2010
	4,221			$20.42	Dec. 2010
	3,342			$27.95	Dec. 2011
	1,114			$27.95	Dec. 2011
	5,001			$25.78	Dec. 2012
	4,593			$29.05	Dec. 2013

The December 31, 2007 closing price of Connecticut Water Service, Inc. common stock was $23.57.

Material Features of Equity-Based Awards

The Company’s PSP provides for an aggregate of up to 700,000 shares of common stock of the Company to be issued as awards of incentive or non-qualified stock options, shares of restricted stock or awards of performance share or performance cash units (each, an “Award”). Options must be issued at an option price no less than the fair market value of the Company’s common stock on the date of the grant. Under the 2004 PSP, 25% of the shares subject to option awards vest in equal annual installments, beginning on the first anniversary of the date of the grant of the award and ratably over the following three anniversaries of such date. The Company has not awarded any stock options under the PSP since December 2003.

Restricted stock awards are conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the award recipient’s continued employment with the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to vote and receive dividends. Participants may elect to have these Awards made in the form of performance shares.

The Compensation Committee may also grant Awards of performance share or performance cash units pursuant to the PSP. At the completion of a performance Award period, the Compensation Committee will determine the Award to be made to each participant by multiplying the number of performance units granted to each participant by a performance factor representing the degree of attainment of the performance goals. Performance share units will be paid in the form of common stock upon the participant’s retirement or termination and cash units are paid in cash.

2007 Options Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of	Value Realized
	Acquired on	Exercise	Shares Acquired	on Vesting
Name	Exercise (#)	($)	on Vesting (#)(1)	($)(2)

M. T. Chiaraluce	33,709	$96,631	5,585	$134,710
E. W. Thornburg	0	$0	853	$20,694
D. C. Benoit	0	$0	794	$19,320
T. R. Marston	0	$0	931	$22,616
T. P. O’Neill	0	$0	859	$20,869
M. P. Westbrook	0	$0	859	$20,869

(1)	Includes 25% of the 2007 PSP award that was expensed in 2007 and 20% of the Performance Accelerated Restricted Stock Awards (PARSA) vesting in 2008. PARSA Agreements were entered with all of the NEOs in December 2005, except for Mr. Thornburg. Mr. Thornburg entered into a PARSA agreement in March 2006. Under the PARSA agreements 20% of the award vests on the 2nd, 3rd, 4th, 5th, and 6th anniversaries of the grant date. Mr. Chiaraluce’s vested in full upon his retirement on May 8, 2007.

(2)	The value is calculated by multiplying the number of shares vested by the market value of Connecticut Water shares on the vesting date. These shares vested at an average price of $24.30.

CHANGE IN CONTROL AGREEMENTS

During January 2008, the Company and The Connecticut Water Company (CWC) entered into Amended and Restated Employment Agreements with Messrs. Benoit, O’Neill, Thornburg, and Ms. Westbrook. Mr. Chiaraluce’s agreement was revised on January 2, 2007. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the “Effective Date”). A change in control is deemed to occur when (i) any person, other than the Company, CWC or any employee benefit plan sponsored by the Company or CWC, becomes the beneficial owner, directly or indirectly, of 20% or more of the common stock of the Company or CWC; (ii) the stockholders of the Company or CWC approve (A) any consolidation or merger of the Company or CWC in which the Company or CWC is not the continuing or surviving corporation (other than a consolidation or merger of the Company or CWC in which holders of the common stock of the Company or CWC have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or CWC would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or CWC; (iii) there is a change in the majority of the Board of Directors of the Company or CWC during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change in control has occurred.

As of the Effective Date, CWC agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by CWC and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of Change in Control above, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive’s disability or if the executive voluntarily terminates employment prior to such date for good reason.

If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of CWC under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by CWC; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.

If the executive’s employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of CWC are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of CWC for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under CWC’s qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by CWC or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of CWC for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

The Company estimates of the payments to each of the named executive officers that would be made under various triggering events described in the tables below.

Marshall T. Chiaraluce — Marshall Chiaraluce retired as Chairman on May 8, 2007. The Change in Control contract between the Company and Mr. Chiaraluce ended on the date of his retirement.

Eric W. Thornburg

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay-On Bonus(1)					$422,261
Cash Severance(2)					$1,266,783
Retirement Benefits(3)
Pension Plan					$0
SERP					$627,859	(4)
Deferred Compensation(5)					$0
Defined Contribution Plan(6)					$14,751
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$230,797	$230,797	$230,797		$230,797
Other Benefits
Health & Welfare(8)					$31,861
Outplacement(9)					$7,500
280G Tax Gross Up(10)					$453,778

David C. Benoit

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay-On Bonus(1)					$253,004
Cash Severance(2)					$759,012
Retirement Benefits(3)
Pension Plan	$167,826	$121,273	$246,948	$167,826	$167,826
SERP	$0	$0	$609,299	$0	$478,792	(4)
Deferred Compensation(5)					$53,190
Defined Contribution Plan(6)					$13,833
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$82,004	$82,004	$82,004		$82,024
Other Benefits
Health & Welfare(8)					$31,286
Outplacement(9)					$7,500
280G Tax Gross Up(10)					$498,272

Thomas R. Marston

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay-On Bonus(1)					$216,255
Cash Severance(2)					$648,765
Retirement Benefits(3)
Pension Plan	$492,682	$354,863	$528,948	$492,682	$492,682
SERP	$189,685	$91,627	$136,580	$0	$409,149	(4)
Deferred Compensation(5)					$3,500
Defined Contribution Plan(6)					$11,776
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$109,789	$109,789	$109,789		$109,789
Other Benefits
Health & Welfare(8)					$31,286
Outplacement(9)					$7,500
280G Tax Gross Up(10)					$141,390

Terrance P. O’Neill

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay-On Bonus(1)					$218,629
Cash Severance(2)					$655,887
Retirement Benefits(3)
Pension Plan	$404,807	$294,394	$514,219	$404,807	$404,807
SERP	$0	$0	$299,759	$0	$348,301	(4)
Deferred Compensation(5)					$0
Defined Contribution Plan(6)					$11,932
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$96,472	$96,472	$96,472		$96,472
Other Benefits
Health & Welfare(8)					$31,286
Outplacement(9)					$7,500
280G Tax Gross Up(10)					$507,163

Maureen P. Westbrook

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay-On Bonus(1)					$226,972
Cash Severance(2)					$680,916
Retirement Benefits(3)
Pension Plan	$232,651	$152,960	$478,169		$232,651
SERP	$0	$0	$441,375	$232,651	$329,922	(4)
Deferred Compensation(5)					$16,622
Defined Contribution Plan(6)					$12,479
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$87,798	$87,798	$87,798		$87,798
Other Benefits
Health & Welfare(8)					$31,286
Outplacement(9)					$7,500
280G Tax Gross Up(10)					$415,464

(1)	If the named executive is terminated after the Board approves a consolidation, merger, or transfer of assets, or if the named executive is employed on the fifth day following the closing of such transaction, the named executive will receive a stay-on bonus. This stay-on bonus is equal to the named executive’s then-current base salary, plus an amount equal to the target bonus under the short-term incentive award program.

(2)	If the named executive’s employment is terminated for any reason other than cause, death, or the attainment of age 65, or if the executive is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the Company, in return for the executive’s covenants regarding confidential information and non-competition (the Covenants), will pay an amount equal to three times the base salary of the named executive plus three times the target bonus for the named executive under the short-term incentive award program.

(3)	The amounts reported for retirement benefits equal the present value of the accumulated benefit at December 31, 2007 for each of the named executives.

(4)	Under a change in control, the named executive officer would receive additional retirement benefits for the three years covered under the employment agreement. The additional retirement benefits would be equal to the present value of the difference between the annual pension benefits that would have been payable under the CWC Employees’ Retirement Plan (the “Retirement Plan”) and under the non-qualified Supplemental Executive Retirement Program had the executive continued to participate in the plans for an additional three years and the vested benefits at the time of termination.

(5)	The amounts reported are equal to the difference between the benefits which would have been payable to the named executive under any deferred compensation agreement had the named executive continued in the employ of the Company for an additional three years and the benefits actually payable.

(6)	The amounts reported are aggregate amounts that would have been contributed on behalf of the named executive under the CWC Employee Savings Plan (401(k)) for an additional three years, plus estimated earnings had the named executive continued to participate.

(7)	Named executive will become fully vested in equity compensation awards previously granted, such as stock options, restricted stock and performance shares.

(8)	Amounts reported represents estimate of value of life, health, disability, and welfare benefit programs of the Company for a period of three years, plus three years of additional credit for purposes of determining eligibility to participate in any such plan for retirees.

(9)	Represents estimate of value of outplacement services for one year.

(10)	In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment”, as defined in Internal Revenue Code (IRC) Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then the change in control payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment.

We have provided the following Pension Benefit Table to show the present value of accumulated benefits payable to each of our named executive officers under their retirement plans.

Pension Benefits Table for 2007

Name/		Number of	Present Value of	Payments
Credited Years of		Years Credited	Accumulated Benefit	During Last
Service	Plan Name	Service (#)	($)(1)	Fiscal Year ($)

M. T. Chiaraluce 16	Connecticut Water Company Employees Retirement Plan	16.00	$0	$611,271
	Supplemental Executive Retirement Program	16.00	$1,702,997	$0
E. W. Thornburg 2	Connecticut Water Company Employees Retirement Plan	2.00	$28,119	$0
	Supplemental Executive Retirement Program	1.83	$60,410	$0
D. C. Benoit 12	Connecticut Water Company Employees Retirement Plan	12.00	$177,175	$0
	Supplemental Executive Retirement Program	11.67	$155,744	$0
T. R. Marston 34	Connecticut Water Company Employees Retirement Plan	34.00	$525,054	$0
	Supplemental Executive Retirement Program	33.50	$26,317	$0
T. P. O’Neill 28	Connecticut Water Company Employees Retirement Plan	28.00	$428,973	$0
	Supplemental Executive Retirement Program	27.83	$97,620	$0
M. P. Westbrook 19	Connecticut Water Company Employees Retirement Plan	19.50	$244,691	$0
	Supplemental Executive Retirement Program	19.25	$101,740	$0

(1)	In determining the present value of the accumulated benefits in the table, we used discount rates of 6.30% and 5.75% for December 31, 2007 and December 31, 2006, respectively. For the CWC Employees Retirement Plan, we have assumed the form of payment would be 75% lump sum and 25% annuity with a 5.50% lump sum discount rate. For other assumptions used in estimating these amounts, see Note 13 “Long-Term Compensation Arrangements” in the Company’s 2007 Form 10-K.

Retirement Plans

All employees and officers of CWC are entitled to participate in CWC Employees’ Retirement Plan (the “Retirement Plan”), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and CWC during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by CWC for the benefit of all employees covered by the Retirement Plan.

The Internal Revenue Code of 1986, as amended (the “IRC”), imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, CWC has entered into individual supplemental executive retirement agreements with certain executives, including all of the executive officers listed in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. Participants are part of CWC Employees Retirement Plan (the Plan), a defined benefit plan covering all Connecticut Water employees.

In the case of each of Messrs. Chiaraluce, Thornburg and Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer. All supplemental executive retirement agreements provide an early retirement benefit if the named executive officers retire from service to the Company at any age between 55 and 65. As of December 31, 2007, Mr. Chiaraluce had retired and received a lump sum payment from the Retirement Plan.

The material assumptions used in valuing the pension liability and expense can be found in footnote Note 13 “Long-Term Compensation Arrangements” in the Company’s 2007 Form 10-K.

Participants are also parties to individual Supplemental Executive Retirement Program Agreements (SERP’s) that are entered into with the Company. The SERP’s, in conjunction with the Plan, provide the participant who achieves the age of 62 with a benefit equivalent to 60% of the average of the five highest years of total compensation, including participating in the certain components of the Company’s PSP. Messrs. Chiaraluce, Thornburg, and Benoit have reductions in their agreements for benefits accrued with prior employers.

Executive officers may also participate in the Savings Plan (401(k)) of CWC, as amended in August 2004, and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a nonqualified salary deferral plan.

Nonqualified Deferred Compensation Table for 2007

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
Name	Year ($)	Year ($)	Year ($)(1)	Distributions ($)	Year End ($)

M. T. Chiaraluce	$5,190	$0	$29,597	$0	$407,470
E. W. Thornburg	$0	$0	$0	$0	$0
D. C. Benoit	$20,800	$0	$27,119	$0	$339,771
T. P. O’Neill	$0	$0	$0	$0	$0
T.R. Marston	$9,000	$0	$1,952	$0	$26,412
M. P. Westbrook	$6,500	$0	$7,592	$0	$95,300

(1)	Above market interest credited for Messrs. Chiaraluce, Benoit, Marston, and Ms. Westbrook of $7,806, $9,740, $811, and $2,736 are reported in the 2007 Summary Compensation Table in the “Change in Pension Values and Non-Qualified Deferred Compensation Earnings” column.

Named executive officers may elect to defer compensation under individual non-qualified deferred compensation agreements. Each Deferred Compensation Agreement permits the executive officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the executive officer. Amounts deferred to the account are credited with interest on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 1/2% — 3%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each executive officer (or to the executive officer’s designated beneficiary) upon termination of employment by the Company. The payment is in the form of an annual annuity if the participant terminates on or after the age of 55. The payment is a lump sum if the named executive officer terminates prior to age 55. If the executive officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the executive officer shall be entitled only to a return of amount deferred without payment of accrued interest.

Other Matters

The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and related notices. This means that only one copy of our NOIA, Proxy Statement and our 2007 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of any of these documents, please contact our Corporate Secretary, Daniel J. Meaney, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-425-3985, ext. 3016. If you want to receive separate copies of the NOIA, Proxy Statement, Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy of any of these documents for all shareholders in your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2009 Annual Meeting of Shareholders is January 16, 2009. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2009 must be received by the Company no later than November 20, 2008 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders.

Daniel J. Meaney
Corporate Secretary

March 31, 2008

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2007 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3016, by e-mail at dmeaney@ctwater.com, or by mail to Daniel J. Meaney, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

DIRECTIONS
Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Held at the Mystic Marriott,
625 North Road (Route 117), Groton, Connecticut
Meeting at 2:00 PM — Doors Open at 1:30 PM

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL 1-800-428-3985, EXT. 3015,
AND LEAVE YOUR NAME, ADDRESS, AND TELEPHONE NUMBER.
ALSO, IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING,
PLEASE ALSO STATE SUCH A REQUEST WHEN YOU CALL.
AN AREA MAP WILL BE SENT TO YOU.

The Mystic Marriott’s Web site
(http://www.marriott.com/hotels/travel/gonmm-mystic-marriott-hotel-and-spa/)
also shows directions and a printable map.

From Hartford:  Take Interstate 91 South to Exit 22S Route 9 South. Take Route 9 South to Interstate 95 North. Take Interstate 95 North to Exit 88. Make a left at the bottom of the exit ramp. The Mystic Marriott Hotel and Spa will be on the right.

From the Boston/Providence:  Take Interstate 95 South to Exit 88. Make a right at the bottom of the exit ramp. The Mystic Marriott Hotel and Spa will be on the right.

From the New York City:  Take Interstate 95 North to Exit 88. Make a left at the bottom of the exit ramp. The Mystic Marriott Hotel and Spa will be on the right.

CONNECTICUT WATER SERVICE, INC. 93 WEST MAIN STREET CLINTON, CT 06413-0562

CONNECTICUT WATER SERVICE, INC. - ANNUAL MEETING, MAY 15, 2008 YOUR INSTRUCTION TO VOTE ARE IMPORTANTI

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information anytime prior to 3.00 a.m., May 15, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Connecticut Water Service, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions anytime prior to 3:00 a.m., May 15, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Connecticut Water Service, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

è	0000 0000 0000

NAME CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC CONNECTICUT WATER SERVICE INC		123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

	☒ PAGE	2 OF	2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CTWTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONNECTICUT WATER SERVICE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposal 2. Vote on Directors
1.	For election of three Directors	☐	☐	☐
Nominees:
01) Mary Ann Hanley
02) Mark G. Kachur
03) David A. Lentini

Vote on Proposal		For	Against	Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accountants, as independent auditors for the year ending December 31, 2008.	☐	☐	☐

If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR Proposal 2.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please be sure to date and sign this instruction card in the box below. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

123,456,789,012 207797309 64
Signature [PLEASE SIGN WITHIN BOX]	Date	P56364	Signature (Joint Owners)	Date

CONNECTICUT WATER SERVICE, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2008
2:00 PM local time
The undersigned shareholder of Connecticut Water Service, Inc., hereby appoints Eric W. Thornburg, David C. Benoit, Daniel J. Meaney, and Thomas R. Marston, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Mystic Marriott, 625 North Road (Route 117), Groton, Connecticut, May 15, 2008, 2:00 PM, and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE COMPLETE , DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.